Exhibit 99.1

NEWS RELEASE

1500 West University Parkway, Sarasota, FL 34243  •  (941) 362-1200

FOR IMMEDIATE RELEASE

Sun Hydraulics Completes Acquisition of Faster Group
and Secures New Credit Facilities

•	Faster Group adds adjacent hydraulic products, strengthens position in growing agriculture market
•	New $500 million credit facilities fund acquisition and provide additional liquidity for future growth
•	2018 consolidated guidance to be updated in conjunction with first quarter earnings announcement

Sarasota, FL, April 5, 2018 — Sun Hydraulics Corporation (NASDAQ: SNHY) (“SNHY” or the “Company”), a global industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets, today announced that it completed the acquisition of the shares of Faster Group for €430 million (approximately $530 million) in cash on April 5, 2018.  SNHY also entered into new $500 million senior secured credit facilities.

The Company previously announced that it had entered into a definitive agreement to acquire the shares of Faster Group on February 19, 2018.

Faster is a leading global manufacturer of quick-release hydraulic coupling solutions.  Its primary markets include agriculture, construction equipment and general industrial applications.  Headquartered in Milan, Italy, Faster has manufacturing operations co-located with its headquarters as well as in Toledo, Ohio and Pune, India.  Additionally, the company has sales offices in Shanghai, China; São Paulo, Brazil; and Langenfeld, Germany.

Wolfgang Dangel, SNHY's President and Chief Executive Officer, commented, “The completion of this acquisition brings us another step closer to the realization of our Vision 2025.  We seek to gain critical mass as a global technology leader in the industrial goods sector while maintaining superior profitability and financial strength. Faster fits this strategy well and upholds a strongly innovative culture, driving new product development and market leadership.”

He added, “From a consolidated standpoint, the addition of Faster further broadens our end market reach, increasing our presence in the growing agriculture market.  Collectively, our teams embrace the opportunities for synergy to strengthen our respective brands globally.”

SNHY’s new $500 million senior secured credit facilities were provided by a PNC Bank, NA led syndicate.  The new facilities replace the Company’s previous credit facilities and consist of a $400 million revolving credit facility and $100 million term loan.  In addition to using the new term loan and existing cash, SNHY has drawn approximately $258 million of the revolver to finance the Faster acquisition.

Tricia L. Fulton, SNHY’s Chief Financial Officer, stated, “The establishment of these credit facilities not only provided us with the needed funding to close on the Faster acquisition, they also offer us liquidity to support our growth plans over the next five years.  Our plans are to

Sun Hydraulics Completes Acquisition of Faster Group and Secures New Credit Facilities

April 5, 2018

generate cash flows from operations to repay the outstanding debt as quickly as possible, maintaining our financial strength.”

She added, “Faster had a strong start to 2018, continuing the momentum realized in 2017.  We will be analyzing their results for the first quarter of 2018 over the next few weeks.  Accordingly, we intend to update our consolidated guidance, including Faster for the remainder of the year, next month when we report our first quarter results.”

About Sun
Sun Hydraulics Corporation is an industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets.  In the hydraulics market, the Company is a leading manufacturer of high-performance screw-in hydraulic cartridge valves, electro-hydraulics, manifolds, and integrated package solutions for the worldwide industrial and mobile hydraulics markets.  In the electronics market, the Company is a global provider of innovative electronic control, display and instrumentation solutions for both recreational and off-highway vehicles, as well as stationary and power generation equipment.  For more information about Sun, please visit www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding the intent, belief or current expectations, estimates, vision or projections of Sun Hydraulics Corporation (“Sun” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the Company’s financing plans; (iii) trends affecting the Company’s financial condition or results of operations; (iv) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.  Important factors that could cause the actual results to differ materially from those in the forward‐looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the hydraulic valve and manifold industry in particular, which directly affect customer orders, lead times and sales volume; (ii) fluctuations in global business conditions, including the impact of economic recessions in the U.S. and other parts of the world, (iii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or costs, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to the integration of the businesses of the Company and Enovation Controls; (vi) changes in technology or customer requirements, such as standardization of the cavity into which screw‐in cartridge valves must fit, which could render the Company’s products or technologies noncompetitive or obsolete; (vii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (viii) changes relating to the Company’s international sales, including changes in regulatory requirements or tariffs, compliance with anti-corruption laws and trade laws, including export and import compliance, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings Item 1. “Business,” Item 1A. “Risk Factors,” and Item 7. “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” in the Company’s Form 10‐K for the year ended December 31, 2017. The Company disclaims any intention or obligation to update or revise forward‐looking statements, whether as a result of new information, future events or otherwise.

This news release will discuss some non-GAAP financial measures, which the Company believes are useful in evaluating our performance.  You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.  The Company has provided reconciliations of comparable GAAP to non-GAAP measures in tables found in the end of this news release.

For more information, contact:
Karen L. Howard / Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3942 / (716) 843-3908
khoward@keiadvisors.com / dpawlowski@keiadvisors.com